Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on: Form S-8 Nos. (333-86761, 333-88881, 333-08483, 333-08477, 333-81646) of Acceris Communications Inc. of our report dated April 14, 2004, relating to the consolidated financial statements, and financial statement schedule, which appear in this Form 10-K.

PricewaterhouseCoopers LLP
San Diego, California
April 14, 2004